EXHIBIT 16.1

                   [Aidman, Piser & Company, P.A. Letterhead]

November 30, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern:

      We have read Item 4.01 of the Current Report on Form 8-K of AdZone Research, Inc. (the "Company") dated November 30, 2005, and agree with the statements concerning our Firm contained therein.

      At this time, there are no accounting disagreements on the financial statements of the Company prepared by this firm and filed with the Securities and Exchange Commission.

      If you have any questions regarding this communication, please contact Philip C. Piser, C.P.A. at (813) 222-8555.

Sincerely,


                       /s/ Aidman, Piser & Company, P.A.
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                       Aidman, Piser & Company, P.A.